Exhibit 99.1

KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC. ANNOUNCES CLOSING OF DISCO
SALE AND A NEW $20.0 MILLION CREDIT AGREEMENT

BRIDGETON, MO – October 11, 2011 – Katy Industries, Inc. (OTC BB: KATY) today announced the successful closing of the DISCO division (“DISCO”) of Continental Commercial Products, LLC (“CCP”) to DISCO Acquisition Corp. (“DISCO”), an affiliate of Cellucap Manufacturing Company (“Cellucap”), for $19.0 million. DISCO is a leading manufacturer and distributor of filtration, cleaning and specialty products used in the restaurant and commercial foodservice industry.

The transaction will allow CCP to continue to focus on its core business of providing high quality cleaning tools and supplies to the janitorial/sanitary market, while the combination of DISCO and Cellucap will strengthen each company’s position in the foodservice disposables market.

The proceeds from the DISCO sale were used to pay off the Company’s term loan and reduce the Company’s outstanding revolving credit balance under its Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (the “PNC Facility”). Concurrent with the closing of the DISCO sale, the Company entered into a new $20.0 million Loan and Security Agreement with The PrivateBank and Trust Company, which repaid the remaining revolving credit balance under the PNC Facility.

“The DISCO sale allows us to become more focused in the marketplace to become an even better supplier to the janitorial/sanitary industry,” stated David J. Feldman, Katy's President and Chief Executive Officer. “The sale combined with the elimination of our term loan and reduction of our revolver balance, along with our new banking relationship, allows us to move forward toward our goal of driving our core business to greater revenues and profitability.”

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2009. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321